               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and to the incorporation by reference in this Post-Effective Amendment No. 68 to the Registration Statement (Form N-1A) (No. 2-28871) of Delaware Group Equity Funds III of our reports dated August 8, 2003, included in the 2003 Annual Reports to shareholders.

                                                              Ernst & Young LLP
                                                              ------------------
                                                              Ernst & Young LLP


Philadelphia, Pennsylvania
August 26, 2003